EXHIBIT 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




   To Thermo Process Systems Inc.:

   As independent public accountants, we hereby consent to the use of our report dated January 10, 1995, included in Thermo Process Systems Inc.'s Amendment No. 1 on Form 8-K/A relating to events occurring on March 29, 1995, and to other references to our Firm included in or made a part of this Form 8-K/A.




Groningen, The Netherlands, June 6, 1995
MORET ERNST & YOUNG ACCOUNTANTS





K. de Wind      G.A.F. Dijkhuis